STOCK PURCHASE AGREEMENT
                                    by and
                                    among
                      ONLINE INTERNATIONAL CORPORATION,
                                     and
                           Oselka Heled Trustee ltd
                                     and
                                  Oritz Ltd.
                                     and
                                SBFT & Co Ltd
                                     and
                             Winhall Holding Ltd
                                     and
                             Paradis Global Ltd.
                                     and
                               Gan Paradis Ltd.
                                     and
                                Bee Byte Ltd.
                                     and
                              Lotus Invest Ltd.
                                     and
                           Seapen Corporation Ltd.
                                     and
                               Patrick Chemoul
                                     and
                             Priory Marketing Ltd
                                     and
                        FOREXCASH GLOBAL TRADING LTD.
Dated as of  April 29, 2001

401016.8
30403-0999
                                       2

                           STOCK PURCHASE AGREEMENT
    STOCK PURCHASE AGREEMENT, dated as of the 29 day of April, 2001 (the "Agreement"), among Online International Corporation, a corporation organized under thc laws of the State of Nevada ("OIC"), and priory Marketing Ltd, a corporation organized under the laws of the Isle of Man ("Parent"), and Oselka Heled Trustee ltd, and Oritz Ltd., and SBFT &
Co Ltd, and Winhall Holding Ltd, and Paradis Global Ltd., and Gan Paradis Ltd., and Bee Byte Ltd., and Lotus Invest Ltd., and Seapen Corporation Ltd., and Patrick Chemoul, , the names and addresses of such holding companies are set forth in column I of Exhibit A hereto (collectively, the "Holding Companies" and each of them, a "Holding Company"), and Forexcash
Global Trading Ltd., a company organized under the laws of the State of Israel ("Forexcash").

                        W  I  T  N  E  S  S  E  T  H:
                        -  -  -  -  -  -  -  -  -  -
     WHEREAS, OIC is obligated to file, and is filing, periodic reports with the United States Securities and Exchange Commission ("Sec") pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"); and

    WHEREAS, the Holding Companies own in the aggregate 100% of the issued and outstanding shares of capital stock of Parent (the "Parent Shares"), which in turn owns 99.7% of the issued and outstanding shares of capital stock of Forexcash (the "Forexcash Shares");

    WHEREAS, Forexcash is the owner of certain proprietary software equipment, intellectual property and contracts;

    WHEREAS, OIC is interested in acquiring Parent from the Holding
Companies by purchasing the Parent Shares from the Holding Companies, and the Holding Companies are interested in selling the Parent Shares to OIC, all as set forth in this Agreement; and

    WHEREAS, in consideration for the sale of the Parent Shares to OIC, OIC will issue and sell to the Holding Companies a combination of shares of Series B Preferred Stock of OIC and shares of Common Stock (as defined below) of OIC ,which, at Closing (as defined below) will constitute 62% of OIC's issued and outstanding share capital, of all classes, on a fully diluted, as converted and as exercised basis and a majority of the issued and outstanding voting interest of OIC's share capital (the "Issue Shares").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:

                                  ARTICLE I
                                   CLOSING
    1.1    Closing.
Upon the terms and subject to the conditions of this Agreement, the issue and sale to, and the purchase by the Holding Companies of, the Issue Shares and the sale to, and the purchase by OIC of, the Parent Shares, all as contemplated by this Agreement, shall take place at a closing

(the "Closing") to be held at place and date agreed by the parties immediately following the satisfaction or waiver of all the closing conditions set forth herein, or at any other place or at any other time or on any other date as the parties may mutually agree upon in writing.  The date of the Closing is sometimes referred to herein as the "Closing Date."
     1.1     Deliveries at the Closing by OIC.
At the Closing, OIC will deliver or cause to be delivered to the Holding Companies the following:
     (a) stock certificates representing the Issue Shares registered in the names of the Holding Companies, as set forth in Exhibit A
                                                                 ----------
             to this Agreement;
     (b) a copy of the shareholder register of OIC, certified by the Secretary of OIC, listing the Holding Companies as the registered owners and holders of the Issue Shares, according to their respective holdings as set forth in Exhibit A;
                                                          ----------
    (c) copies, certified by the Secretary of OIC, of the resolutions of the Board of Directors and the shareholders of OIC, as applicable, approving (i) the issue and sale of the Issue
             Shares to the Holding Companies, (ii) the performance by OIC of all the transactions contemplated by this Agreement and of its obligations and undertakings set forth in this Agreement, and (iii) the amendment of the Articles of

             Incorporation and by-laws of OIC (the "Incorporation Documents"), as provided herein, together with copies of all the notices required to be filed by OIC in connection with the issuance of the Issue Shares ,and (iv) the preparation and filing of the Registration Statement (as defined below) and OIC's undertaking to use reasonable efforts to ensure that these matters are completed and perfected in a timely manner and in accordance with this agreement, all of the foregoing in form and substance reasonably acceptable to the Holding
             Companies;
     (d) a certificate duly executed by OIC's CEO/President, dated as of the Closing Date, stating that each of the obligations of OIC required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement has been duly performed and complied with in all material respects, and the representations and warranties of OIC contained in this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing;
     (e) an opinion of the law firm of Torys, counsel to OIC, in the form attached to this Agreement as Exhibit B, dated as of the Closing
                                           ----------
             Date;
    (f)     the resignations of all members of the Board of Directors of OIC;
    (g)     copies of the stock books, stock ledgers, minute books
             and corporate seal of OIC;
    (h)     a duly executed stock option agreement, between OIC and Mr.
             Didier Essenmini, in the form attached to this Agreement as Exhibit C, providing for the grant to Mr. Essenmini of options
             ----------
             to purchase 100,000 shares of common stock, $0.001 par value
             (the "Common Stock"), of OIC, at an exercise price of U.S. $1 each;

     (i)     a duly executed Employment Agreement, between the Company and
             Mr. Didier Essenmini, in the form attached to this Agreement as Exhibit D;
             ----------
     (j) a copy of the revised Incorporation Documents of OIC, amended in accordance with the provisions of Article 4 of this Agreement, certified by all requisite authorities; and
    (k) all other documents, instruments or writings required to be delivered by OIC at or prior to the Closing pursuant to this Agreement or otherwise required in connection with this Agreement or reasonably requested by the Holding Companies to be delivered by OIC at or prior to the Closing.

     1.2 Deliveries at Closing by the Holding Companies. At the Closing, the Holding Companies will deliver or cause to be delivered to OIC the following:
     (a) a stock certificate or certificates representing all of the Parent Shares registered in the name of OIC;
     (b) a copy of the shareholder register of Forexcash, certified by an officer of Forexcash, listing Parent as the registered owner and holder of the Forexcash Shares; and a copy of the shareholder register of Parent, certified by an officer of Parent, listing
             OIC as the registered owner and holder of the Parent Shares;
     (c) a certificate duly executed by the CEO/President of each of the Holding Companies, dated as of the Closing Date, stating that each of the obligations of the Holding Companies required to be performed at or prior to the Closing pursuant to the terms of this Agreement have been duly performed and complied with in all material respects, and the representations and warranties of the Holding Companies, Parent and Forexcash contained in this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing;
     (d) certified copies of the resolutions of the directors and/or shareholders as applicable, of each of the Holding Companies approving (i) the sale of the Parent Shares to OIC and (ii) the performance of all transactions contemplated by this Agreement and of the obligations and undertakings of each of the Holding Companies, the Parent and Forexcash under this Agreement, together with copies of all the notices required to be filed by the Holding Companies, Parent or Forexcash in connection with this Agreement, all of the foregoing in form and substance reasonably acceptable to OIC;

     (e) copies of the stock books, stock ledgers, minute books and corporate seals of Parent;
     (f) an opinion of the law firm of Oselka Heled & Co Law Office and such other Law firms (reasonably acceptable to OIC ) which are counsel to the Holding Companies, Parent and Forexcash, to the effect set forth in Section 3.1, 3.2,3.3,3.4,3.5,3.8, and 3.9 hereof, dated as of the Closing Date; and
     (g) all other documents, instruments or writings required to be delivered by the Holding Companies, Parent and Forexcash at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith or reasonably requested by OIC, to be delivered by the Holding Companies, Parent and Forexcash at or prior to the Closing.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF OIC
     OIC hereby represents and warrants to the Holding Companies as follows:
     2.1     Capitalization.
     (a) OIC's total authorized capital stock consists of 100,000,000 shares of Common Stock, per value $0.001 each and 20,000,000 shares of preferred stock, with no par value (the "Preferred Stock"), issuable in series.
     (b)     OIC's total issued and outstanding share capital is comprised of
                    shares of Common Stock and      shares of Preferred Stock,
             ------                           -----
             Series A (the "Series A Preferred Stock"). A capitalization table showing OIC's issued and outstanding share capital, on a fully diluted, as converted and as exercised basis ("OIC's Share Capital"), showing all shareholders holding at least 1% of the Common Stock or 1% of the Series A Preferred Stock, as at the date hereof and as will be immediately following

             Closing (assuming no transfer of shares in the interim and the issue and sale of the Issue Shares to the Holding Companies), is attached to this Agreement as Exhibit E.

                                           ---------

     (c)     Once issued and sold to the Holding Companies pursuant to the terms of this Agreement, the Issue Shares will be duly authorized and validly issued and will not be issued in violation of any preemptive rights or rights of first refusal, and the Holding Companies will acquire, good, valid and marketable title to the Issue Shares, free and clear of all liens, claims, options, pledges, security interests, charges, encumbrances, equities, agreements and restrictions, other than restrictions on transfers imposed by the federal and state securities laws of the United States and other applicable jurisdictions and liens, claims, options, pledges, security interests, charges, encumbrances, equities, agreements and restrictions expressly agreed to, in advance and in writing  by the Holding Companies, if at all.
    (d)     Except as set forth in Exhibit E, there are not now and at the
                                   ---------
             Closing there will not be, any shares of capital stock of OIC, issued or outstanding, or any subscriptions, options, warrants, calls, rights, convertible securities or other
             rights or other agreements, arrangements or commitments
             of any character relating to the issued or unissued capital stock or otherwise obligating OIC to issue, transfer or sell any of its respective securities or other instruments convertible into or exchangeable or exercisable for any securities of OIC.
     (e)     All shares of capital stock of OIC, including the shares of
             Common Stock and the shares of Preferred Stock, have equal voting rights and each share is entitled to a single vote, except as set forth in Exhibit E hereto. All resolutions of the
                             ----------------
             shareholders and the Board of Directors of OIC may be adopted by a majority of all those present and entitled to vote, and no special majorities are required for any matters, other than as may be required by the laws of the State of Nevada or as listed in Exhibit E hereto.  The
                       ---------
             quo rum for all Board meetings and shareholder meetings is a majority of all those entitled to attend and vote at said meeting.
     (c) The shares of Preferred Stock, including the Issue Shares which are Preferred Stocks shall have the preferred rights, including the preferences and rights of conversion, all as set forth in
             Exhibit F hereto.
             ----------------
     (g) At the Closing there will not be, any voting trusts or other agreements or understandings to which OIC, or to the knowledge of OIC, any shareholder of OIC, is a party or is bound with respect to the voting or transfer of any shares of capital stock of OIC other than this Agreement. There are no outstanding contractual or other obligations of OIC to repurchase, redeem or otherwise acquire any shares of capital stock of OIC.
     2.2     Organization; Authorization; Valid and Binding Agreement.
     (a)     OIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. OIC has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.
             A true and accurate copy of OIC's Incorporation Documents is attached to this Agreement as Exhibit G.
                                           -----------

     (b) OIC has duly authorized the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby. No further corporate actions on the part of OIC are necessary to authorize the execution of this Agreement or to consummate all of the transactions contemplated hereby.
     (c) This Agreement constitutes a valid and binding agreement of OIC, enforceable against OIC in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally from time to time in effect and to the general principles of equity.

     (d) OIC has the authority, as the case may be, to carry on its business as presently conducted, and to own, lease and operate its properties and other assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise and wherever situated), goodwill and business as a going concern. Except for the approval of the shareholders of OIC and filing of the required amendments to the Incorporation Documents, no permits, consents, or approvals, of any kind whatsoever are required to be given and/or granted to OIC, by any third party whatsoever, including, but not limited to, any government authority, whether federal, state, municipal or otherwise, in order for OIC to complete, effect, and perfect the issue and sale of the Issue Shares to the Holding Companies and all
             the other transactions contemplated in this Agreement and to perform all the other obligations and undertakings of OIC as set forth in this Agreement.
     (e) OIC is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the character of the assets or properties owned, leased or operated by it, or the nature of its business makes such licensing or qualification to do business necessary, except where failure to be so qualified would not have a material adverse effect on the business, financial position and results of operations of OIC.
     (f)     The financial statements attached hereto as Exhibit H, which
                                                         ---------
             include OIC's quarterly profit and loss statement for the three months ended October 31, 2000 and balance sheet as at October 31, 2000, fairly represent the financial condition of OIC. The financial statements have also been duly filed with the SEC as part of OIC's ongoing obligation as a public reporting company pursuant to Section 15 (d) of the Exchange Act. OIC has no material liabilities which are not disclosed in the financial statements. Subsequent to October 31, 2000, there has not been any material adverse change in the properties, business, operations, assets or condition (financial or otherwise) of OIC,
             and OIC has not had any commercial activity of any kind
             whatsoever during this period. OIC has Surplus Net Cash in its bank account, in the amount of no less than US $ 550,000. "Surplus Net Cash" means cash, in readily available funds, that is in excess of what is necessary to pay all of OIC's debts, obligations and reserves of any kind whatsoever, if such exist, and that is not liable to any kind of tax or any other payment or levy of any kind whatsoever, and is available to OIC, in full, for such use as OIC may decide, in its
             discretion.
     2.3      Violation or Conflict; No Default
     (a)     None of the nature of the currently conducted business of
             OIC, the execution, delivery or performance of this Agreement by
            OIC, the issuance and sale of the Issue Shares by OIC, the compliance by OIC with its obligations in this Agreement, or the consummation of the transactions contemplated hereby will in any material respect (i) violate or conflict with any provision of the Incorporation Documents of OIC, (ii) violate or conflict with any applicable laws, or (iii) violate, conflict with, or constitute a breach or default under, or permit the termination or modification of any lien upon any property of OIC under, result in the loss by OIC of any right or benefit under, or give to any other person any right of termination, amendment, acceleration, repurchase or repayment, or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral ("Contracts"), to which OIC is a party or by which any of its properties may be bound or affected.
     (b) OIC is not in default in any material respect under any of its Contracts or any of its Incorporation Documents.
     2.4.     Material Contracts.   Except as set forth in Exhibit I, OIC is
                                                           ----------
             not party to any material Contract, of any kind whatsoever, where, for the purposes of this Section 2.4, "material" shall mean any Contract involving liability to OIC of more than U.S. $10,000.
     2.5     Certain Tax Matters
     (a) OIC has, or shall cause to be prior to the Closing, properly prepared and filed with the appropriate governmental or taxing agency or authority ("Taxing Authority"), all Tax Returns (as defined below) which are or were required to be filed by OIC prior to Closing with respect to all taxable years or the taxable periods which have ended or end on or prior to the Closing Date. OIC has paid, or shall cause to be paid, where due and payable, any and all taxes shown to be due on all Tax Returns which are due on or before the Closing Date.
      (b) (i) No adjustment or deficiency relating to any Tax Return has been proposed by any Taxing Authority (insofar as either relates to the activities or income of OIC or could result in liability of OIC on the basis of joint and/or several liability); (ii) there are no pending or, to the knowledge of OIC, any threatened actions or proceedings for the assessment or collection of Taxes (as defined below) against OIC (insofar as either relates to the activities or income of OIC); (iii) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section
             83 of the Internal Revenue Code of 1986, as amended (the "Code") will occur in connection with the transactions contemplated by this Agreement; (iv) no adjustment or deficiency has been proposed by any Taxing Authority relative to any Tax
             Return filed or required to be filed by any partnership or joint venture of which OIC is a member or any trust of which OIC holds a beneficial interest; (v) OIC does not own any real property; and (vi) OIC is not subject to any accumulated
             earnings tax penalty or personal holding company tax.
     (c) The term "Tax Return," as used in this Agreement, means any report, return, rendition or other document or information required to be supplied to a federal, state, local or foreign Taxing Authority in connection with Taxes.
     (d) The term "Taxes," as used in this Agreement, means all taxes, charters, fees, levies or other assessments including, without limitation, income, net worth, gross receipts, excise, business and/or occupation, property, real property transfer, use, service, license, payroll, franchise, sales, withholding or employment taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis, including all interest, additions, and penalties thereon.
     (e) The parties to this Agreement agree that each respective party shall be responsible for the tax consequences, if any, resulting from the transactions contemplated by this Agreement.

     2.6 Litigation. OIC is not a party to any Litigation. As used herein, the term "Litigation" means any claims, actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of OIC, threatened, by or against OIC.
     2.7 Insurance. A complete description (name of the insurer, policy number, premiums, type of insurance, etc.) of all insurance policies held by OIC, which insurance policies are in full force and effect, is attached to this Agreement as Exhibit J.
                                                          -----------
             No insurance policy will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.
     2.8 Labor Relations. OIC does not have any employees and OIC is not a party to any collective bargaining agreements or other labor related agreements. OIC is not a party to or bound by any outstanding contracts with officers, employees, agents, consultants and advisors.
     2.9 Subsidiaries.  OIC has no subsidiaries.
     2.10 Corporate Books and Records. The minute books of OIC contain accurate records in all material respects of all meetings of and accurately reflect in all material respects all other actions taken by the shareholders, Board of Directors and all committees of the Board of Directors of OIC.
     2.11 Disclosure. No representation or warranty made to the Holding Companies by OIC contained in this Agreement, and no statement contained in any of the documents or instruments delivered by OIC pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE HOLDING COMPANIES

     Each of the Holding Companies, jointly and severally, hereby represent and warrant  to OIC, with respect to each of the Holding
Companies, Parent and Forexcash, as follows:
     3.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It has the corporate power and authority to enter into this Agreement and to consummate all the transactions contemplated in this Agreement.
     3.2      Authorization.   It has duly authorized the execution and
             delivery of this Agreement and the consummation of the transactions contemplated in this Agreement. No further corporate actions on its part are necessary to authorize this Agreement or to consummate all the transactions contemplated in this Agreement.
     3.3 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of it, enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally from time to time in effect and to the general principles of equity,
     3.4      No Violation or Conflict; No Default
     (a) None of the nature of the currently conducted business of the Holding Companies, Parent and Forexcash, the execution, delivery or performance of this Agreement, the issuance and sale of the Parent Shares, the compliance with its obligations hereunder or thereunder, or the consummation of the transactions contemplated in this Agreement will in any material respect (i) violate or conflict with any provision of the incorporation documents of the Holding Companies, Parent and Forexcash; (ii) violate or conflict with any applicable laws;
             or (iii) violate, conflict with, or constitute a breach or default under, or permit the termination or modification of any lien upon any property of the Holding Companies, Parent and Forexcash, result in the loss by the Holding Companies, Parent and Forexcash of any right or benefit under, or give to any other person any right of termination, amendment, acceleration, repurchase or repayment, or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral ("Seller Contracts"), to which
             the Holding Companies, Parent and Forexcash is a party
             or by which any of its properties may be bound
             or affected.
     (b)     It is not in default under any of the Seller Contracts or any of its incorporation documents.
     3.5 Litigation. It is not a party to any Seller Litigation. As used in this Agreement, the term "Seller Litigation" means any claims, actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the Holding Companies, threatened, by or against the Holding Companies, Parent or Forexcash.
     3.6 Commissions and Fees. There are no brokerage commissions, investment banker's fees or finder's fees due and payable in connection with the transactions contemplated by this Agreement resulting from any action taken by the Holding Companies, Parent or Forexcash or any of their shareholders, officers, directors or agents.
     3.7     No Undisclosed Liabilities.Neither Parent nor Forexcash
             has any material liabilities (absolute, accrued, contingent or otherwise) or obligations, except for the obligation of Parent to repay borrowing of U.S.$ 250,000 plus interest to OIC.
     3.8     Capitalization; Title
     (a)     Parent's total authorized capital stock consists of
                        , all of which                 is owned by the
      -------------------              ---------------
    Holding Companies.  Forexcash's total authorized capital stock consists
     of               which         is owned by            and
        --------------           ---------            ------------
                 is owned by                            .
     -----------             --------------------------

     (b) The Holding Companies have good, valid and marketable title to the Parent Shares and the Parent has good, valid and marketable title to the Forexcash Shares, in each case, free and clear of all liens, claims, options, pledges, security interests, charges, encumbrances, equities, agreements and restrictions ("Liens").
     (c) Once issued and sold to OIC pursuant to the terms of this Agreement, OIC will acquire good, valid and marketable title to the Parent Shares, free and clear of all Liens.
     (d) There are not now, and at the Closing there will not be, any shares of capital stock of Parent and Forexcash, issued or outstanding except as described in Section 3.8, or any subscriptions, options, warrants, calls, rights, convertible securities or other rights or other agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Forexcash or otherwise obligating Parent and Forexcash to issue, transfer or sell any of its respective securities or other instruments convertible into or exchangeable or exercisable for any securities of Parent and Forexcash.

     3.9 Intellectual Property. Forexcash, directly or indirectly, owns or is licensed, or is legally entitled, or otherwise possesses enforceable rights to use, all patents, trademarks, trade names, servicemarks, copyrights, and any applications therefor, technology, know-how or tangible or intangible proprietary information, inventions, trade secrets, processes or material that are required for the conduct of its business as currently conducted or proposed to be conducted (the "Intellectual
             Property Rights").  The Intellectual Property Rights that are owned by, or licensed to Forexcash  and the jurisdictions where any registrations in Forexcash  name have been made are
             listed in Exhibit K to this Agreement.
                       ----------

    3.10 Business Plan. The business plan of Forexcash heretofore delivered to OIC is true, correct and complete in all material respects.
     3.11 Disclosure. No representation or warranty made to OIC contained in this Agreement, and no statement contained in any certificate, document or instrument delivered by the Holding Companies, Parent and Forexcash pursuant to this Agreement, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
     3.12 Investment. Each of the Holding Companies hereby further represents and warrants to OIC, jointly and severally, as follows:
     (a) Each of the Holding Companies is purchasing its portion of the Issue Shares for investment and not with a view toward distribution, except in compliance with applicable securities laws.
     (b) Each of the Holding Companies understands that Issue Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws and are being issued and sold pursuant to an exemption from registration afforded by Section 4(2) of the Act and by applicable state law provisions. Each of the Holding Companies recognizes that, as a consequence, the Issue Shares purchased pursuant to this Agreement may not be transferred unless such transfer is registered under the Act and applicable state securities laws, or an exemption from such registration is available, so that the Holding Companies must bear the economic risk of investment in such Issue
             Shares for an indefinite period of time. OIC is not under any obligation to register the Issue Shares under any securities law or otherwise, except as set forth in Section 4.6 of this Agreement.
     (c) Neither the SEC nor any state securities commission has approved the Issue Shares or passed upon or endorsed the merits of the issuance thereof.
     (d) None of the Holding Companies is a "U.S. Person" as defined in Rule 902 under Regulation of the Act.
ARTICLE 4
CERTAIN OBLIGATIONS OF THE PARTIES
     4.1 Conduct of Business Pending the Closing. OIC agrees that OIC may not, and OIC hereby undertakes that it will not, unless otherwise consented to by the Holding Companies, in advance and in writing, conduct any business whatsoever between the date hereof and Closing, except as it conducts on the date hereof, including, without limitation to the generality of the foregoing:
     (a) Hire any employees or engage any consultant or service provider of any kind whatsoever.
     (b) Declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of the capital stock of OIC or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities.
    (c) Issue, authorize, or propose the issuance of any shares of the capital stock of OIC or any of the securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

    (d)     Enter into any lease of real or personal property.
     (e) Terminate or amend or suffer the termination or amendment of, or fail to perform in all material respects all of its obligations or suffer or permit any default to exist under, any Contract, lease, agreement or license.
    4.2    Other Obligations of OIC Pending the Closing.

    OIC agrees that from the date hereof until the Closing, OIC will allow the Holding Companies, and/or their agents, access, during normal business ours, to all of OIC's records and documents; provided that such person executes an appropriate confidentiality agreement substantially in the form attached hereto as Exhibit I.
                   ----------
    4.3    Public Announcements.

    The Holding Companies and OIC agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated in this Agreement and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law.

    4.4    Notification of Certain Matters.

    OIC shall give prompt notice to the Holding Companies, and the Holding Companies shall give prompt notice to OIC, of (i) the occurrence, or failure to occur, of any event which occurrence or

401016.8
30403-0999
                                      13

failure would be likely to cause any representation or warranty of the notifying parties contained in this Agreement to be untrue or inaccurate in any material respect any time from the date of this Agreement to the losing Date, and (ii) any material failure of the Holding Companies or OIC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the notifying parties hereunder.

    4.5    Incorporation Documents.

    As soon as possible following the execution hereof and in any event no later than immediately prior to Closing, OIC shall amend and/or restate its Incorporation Documents, in order to give full force and effect, apply, implement and enact, all of the provisions of this Agreement and all of the transactions and actions contemplated in this Agreement.

    4.6    Registration.

    At the request of the Holding Companies, OIC will use its best efforts, within 120 days of Closing, to file with the SEC a registration statement with respect to the distribution of the Issue Shares, pursuant to the requirements of the Act (the "Registration Statement"). OIC will use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable after filing with the SEC. None of the information supplied or to be supplied by OIC for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
 OIC will also use its best efforts to register, within 120 days of Closing, the Common Stock under the Exchange Act and to arrange for OIC's
Common Stock to be listed on the OTC Bulletin Board

    4.7    Reserve.

    OIC shall at all times, as of Closing and for as long thereafter as the Issue Shares remain outstanding, reserve a number of shares of Common
Stock that is sufficient to permit the issuance of such quantity of shares of Common Stock as shall be required to be issued upon the conversion of the Issue Shares in accordance with the rights of conversion thereof as set forth in Exhibit E to this Agreement. In addition, OIC shall reserve a sufficient
   ---------
quantity of shares of its Common Stock to enable the exercise of all the stock options granted under the stock option agreement as set forth in Section 1.2 above, in accordance with its terms.

    4.8    Board of Directors.

    OIC's Board of Directors will consist of three directors, two of whom will be nominated by the Holding Companies, one of whom will be the Chairman of the Board, and one of whom will be nominated by OIC's current Board of Directors. No greater number of directors may be appointed, nor may the rights to appoint directors, as set forth in this Section 4.8, be amended, in any way whatsoever, unless both of the directors nominated by the Holding Companies, or holders of a majority of the shares of OIC, held at that time the Holing Companies, as applicable, shall have voted in favor of such amendment. The Holding Companies shall notify OIC in writing, at Closing, of the nomination of two directors.

401016.8
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                                      14
                                  ARTICLE 5
                   CONDITIONS TO OBLIGATIONS OF THE PARTIES

    The respective obligations of the Holding Companies and OIC hereunder are subject to the fulfillment, prior to the Closing, of each of the following conditions, which may not be waived.

    5.1    No Injunction or Litigation.

    There shall not be in effect on the Closing Date any judgment, order, injunction or decree of any court enjoining, prohibiting or otherwise making illegal consummation of the transactions (or any material portions thereof) contemplated by this Agreement or any pending litigation with respect to which there is a substantial likelihood that such litigation could have a material adverse effect on the business, operation or financial position of the Holding Companies taken as a whole, Parent or Forexcash or OIC.

                                  ARTICLE 7
                   CONDITIONS TO OBLIGATIONS OF THE HOLDING
                                  COMPANIES

    The obligations of the Holding Companies hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Holding Companies, in their sole discretion, and none or which will be considered waived other than by written instrument, duly signed by all of the Holding Companies):

    6.1    Representations and Warranties.

    The representations and warranties made by OIC in this Agreement or in any other agreement, instrument or certificate delivered by OIC pursuant to this Agreement which are made subject to the qualification that they are true and correct in all material respects, shall be true and correct when made and at and as of the Closing Date as though made at and as of the Closing Date, and all other representations and warranties made by OIC shall be true and correct in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

    6.2    Performance.

    OIC shall have performed and complied with, in all material respects, all agreements, covenants obligations and conditions required by the Agreement to be so performed or complied with by OIC prior to or at the Closing.

    6.3    Consents.

    The Holding Companies shall have received copies of all consents, approvals, authorizations and orders necessary to consummate the transactions contemplated in this Agreement all of which shall be in form and substance reasonably satisfactory to the Holding Companies and shall continue to be in full force and effect.

401016.8
30403-0999
                                      15

    6.4    Organizational Documents.

    The Holding Companies shall have received a copy of OIC's Incorporation Documents, as amended pursuant to the terms of this Agreement.

    6.5    Minute Books.

    The Holding Companies shall have received a copy of the minute books and stock register of OIC.

    6.6    No Material Adverse Change.

    Since the date of this Agreement, there shall not have occurred a material adverse change in the business, operations or financial position of OIC.

    6.7    Closing Deliveries.

    All closing deliveries required by Section 1.2 shall have been made.

                                  ARTICLE 7
                       CONDITIONS TO OBLIGATIONS OF OIC

    The obligations of OIC hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by OIC):

    7.1    Representations and Warranties.

    The representations and warranties made by the Holding Companies, Parent and Forexcash in this Agreement, and the statements of said parties contained in any agreement, instrument or certificate delivered by said parties pursuant to this Agreement which are made subject to the qualification that they are true and correct in all material respects, shall be true and correct when made and at and as of the Closing Date as though made at and as of the Closing Date, and all other representations and warranties made by said parties shall be true and correct in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

    7.2    Performance.

    The Holding Companies, Parent and Forexcash shall have performed and complied with, in all material respects, all agreements, covenants, obligations and conditions required by this Agreement to so be performed or complied with by it prior to or at the Closing.

    7.3    Consents.

    OIC shall have received copies of all consents, approvals, authorizations and orders necessary to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to OIC and shall continue to be in full force and effect. All documents to be

401016.8
30403-0999
                                      16
delivered by the Holding Companies, Parent and Forexcash to OIC at the Closing, if at all, shall be in form and substance reasonably satisfactory to OIC.

    7.4    Closing Deliveries.

    All closing deliveries required by Section 1.3 shall have been made.

                                  ARTICLE 8
                         SURVIVAL OF REPRESENTATIONS;
                               INDEMNIFICATION

    8.1    Survival of Representations.

    The representations, warranties, covenants and agreements made by OIC contained in this Agreement and the representations, warranties, covenants and agreements made by the Holding Companies, Parent and Forexcash contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party. The representations and warranties in this Agreement shall be deemed to be remade as of the Closing, as if made on the date thereof.

    8.2    Indemnification.

    OIC hereby agrees, for a period of three years after the Closing Date and for a period of five years after the Closing Date in relation to tax representations, to indemnify the Holding Companies and each director and officer of the Holding Companies (collectively, the "Indemnified Parties") against, and hold the Indemnified Parties harmless from, and pay or reimburse the Indemnified Parties for, all direct and indirect losses and costs incurred by any of them arising directly or indirectly out of the breach of any representation or warranty of OIC as set forth in this Agreement, including reasonable legal costs.

    8.3    Indemnification.

    The Holding Companies hereby agree, for a period of three years after the Closing Date and for a period of five years after the Closing Date in relation to tax representations, to indemnify OIC, Parent and Forexcash and each director and officer of OIC, Parent and Forexcash (collectively, the "Indemnified OIC Parties") against, and hold the Indemnified OIC Parties harmless from, and pay or reimburse the Indemnified OIC Parties for, all direct and indirect losses and costs incurred by any of them arising directly or indirectly out of the breach of any representation or warranty of the Holding Companies, Parent and Forexcash as set forth in this Agreement, including reasonable legal costs.

                                  ARTICLE 9
                           TERMINATION; AMENDMENT,
                             EXTENSION AND WAIVER

    9.1    Termination of Agreement.
    This Agreement may be terminated at any time prior to the Closing:

    (a)    By mutual written agreement of the Holding Companies and OIC.

401016.8
30403-0999
                                      17
    (b) By either the Holding Companies or OIC if the Closing shall not have occurred on or before July 31 , 2001, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate the Agreement pursuant to this Section 9.1.

    9.2    Effect of Termination.

    In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party (or any of their respective officers or directors). Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

    9.3    Amendment, Extension and Waiver.
    The Holding Companies and OIC may amend this Agreement at any time by an instrument in writing signed on behalf of such parties. Any agreement on the part of a party to this Agreement to any waiver of compliance with any of the agreements or conditions contained in this Agreement shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE 10
                                MISCELLANEOUS

    10.1    Governing Law; Submission to Jurisdiction, Waiver of Jury
Trial.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court thereof, for purposes of all legal proceedings arising out of or relating to this Agreement; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts other than for such purposes. Each of OIC and the Holding Companies irrevocably waive, to the fullest extent permitted by law, any objection which either of them may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any contention that any such proceeding brought in such court has been brought in an inconvenient return. Each of the parties hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or to the transactions contemplated hereby.

    10.2    Entire Agreement.

    This Agreement and the schedules and the other agreements, instruments and writings referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

401016.8
304403-0999
                                      18

    10.3    Headings.

    The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

    10.4    Notices.

    All notices, claims, certificates, requests, demands and other communications hereunder will be in writing (whether by letter, fax or other commercially acceptable courier service) will be deemed to have been duly given upon receipt as follows.

    If to the Holding Companies:

         Oritz Ltd.
         Registered Office
         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas

         Directors

         Allistair Matthew Cunningham
         Jesse Grant Hester
         SBFT & CO Ltd.

         Registered Office

         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas

         Directors

         Allistair Matthew Cunningham
         Jesse Grant Hester
         Winhall Holdings Ltd.

         Registered Office

         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas

401016.8
30403-0999
                                      19

         Directors

         Julien Essemini
         Paradis Global Ltd.

         Registered Office

         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas

         Directors

         Alain Revah
         Gan Paradis Ltd.

         Registered Office
         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas
         Directors

         Alain Revah
         Bee Byte Ltd.

         Registered Office

         Kings Court
         PO Box N-3944
         Bay Street
         Nassau, Bahamas

         Directors

         Guy Senbel
         Lotus Invest Ltd.

         Registered Office

         Directors

         Seapen Corporation Ltd.

         Registered Office

401016.8
30403-0999
                                      20

         Directors

         Patrick Chemoul

         Adresse

         80 rue de Rivoli
         75004 Paris

         France

         If to Parent:

         If to Forexcash:

         Mr. Didier Essenmini
         FOREXCASH GLOBAL TRADING LTD.
         Allenby 116, Rothchild 29Blv
         Tel Aviv, Israel 65817
         Fax 011-972-3-566-9974

         with a copy to:

         Mr. Yossi Heled , Advocate
         Oselka Heled & Co. Law Offices
         15 Rothschild Building
         Tel Aviv, Israel

         If to OIC:

         Mr. Moses L. Garson
         111 Library Ramp
         Gibraltar
         Fax: 011-44-20-8458-0856

         With a copy to:

         Robert A. Ouimette, Esq.
         Torys
         237 Park Avenue
         New York, New York 10017

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

401016.8
30403-0999
                                      21

    10.5   Counterparts.

    This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    10.6   Specific Performance.

    The Holding Companies and OIC each acknowledge that the Holding Companies and OIC would not have an adequate remedy at law for money damages in the event that this Agreement was not performed in accordance with its, terms, and therefore agree that the Holding Companies and OIC each shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

    10.7    Severability.

    If any term, provision, covenant or restriction or this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duty authorized officers of the parties hereto as of the date first above written.

                                            FOREXCASH  GLOBAL  TRADING
                                            --------------------------

                                            By:   Mr. Didier  Essemini
                                            ONLINE INTERNATIONAL CORPORATION
                                            --------------------------
                                            By:   Moses Garson
                                            Chief Executive Officer, Secretary
                                            Oselka Heled Trustee ltd
                                            --------------------------
                                            By:
                                            Oritz Ltd.
                                            --------------------------
                                            By:
                                            SBFT & Co Ltd
                                            --------------------------
                                            By:
                                            Winhall Holding Ltd
                                            --------------------------
                                            By:
                                            Paradis Global Ltd.
                                            --------------------------
                                            By:
                                            Gan Paradis Ltd.

                                            --------------------------
                                            By:
                                            Bee Byte Ltd.
                                            --------------------------
                                            By:
                                            Lotus Invest Ltd.
                                            --------------------------
                                            By:
                                            Seapen Corporation Ltd.
                                            --------------------------
                                            By:
                                            Patrick Chemoul
                                            --------------------------
                                            By:
                                            Priory Marketing Ltd
                                            --------------------------
                                            By:

SCHEDULE A
DISCLOSURE SCHEDULE
-------------------

EXHIBIT A
HOLDING COMPANIES
------------------

Column I                                                   COLUMN II
Names and Addresses                                        Number of Issue Shares
of Holding Companies                                       to be Acquired
--------------------                                       --------------------------

EXHIBIT B
OPINION OF TORYS
-----------------

EXHIBIT C
OIC'S SHARE CAPITAL
--------------------

EXHIBIT D
CORPORATE GOVERNANCE
---------------------

EXHIBIT E
INCORPORATION DOCUMENTS
------------------------

EXHIBIT F
FINANCIAL STATEMENTS
---------------------

EXHIBIT G
INSURANCE
----------

EXHIBIT H
INTELLECTUAL PROPERTY
---------------------